Exhibit 10.5

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of ______________________, 20__ by and between Brunswick Corporation, a Delaware corporation (the "Corporation"), and _______________________ ("Indemnitee").

WHEREAS, the Corporation is a Delaware corporation;
WHEREAS, at the request of the Corporation, Indemnitee currently serves as a director of the Corporation and may, therefore, be subjected to claims, suits or proceedings arising as a result of his service;

WHEREAS, as an inducement to Indemnitee to continue to serve as a director, the Corporation has agreed to indemnify Indemnitee against expenses and costs incurred by Indemnitee in connection with any such claims, suits or proceedings, to the fullest extent that is lawful; and

WHEREAS, the parties to this Agreement desire to set forth their agreement regarding indemnification.

NOW, THEREFORE, the parties agree as follows:
1. Acts and Omissions Covered By This Agreement. This Agreement shall cover any act or omission by an Indemnitee which (i) occurs or is alleged to have occurred by reason of his being or having been a director, (ii) occurs or is alleged to have occurred before, during or after the time when the Indemnitee served as a director and (iii) gives rise to, or is the direct or indirect subject of a claim in any threatened, pending or completed action, suit or proceeding at any time or times whether during or after his service as a director.

2. Indemnity.
(a)
The Corporation hereby agrees to indemnify, and keep indemnified in accordance with, and to the fullest extent permitted by the Corporation's charter and that is lawful, and regardless of any by-law provision to the contrary, Indemnitee, from and against any expenses (including attorney's fees), judgments, fines, taxes, penalties and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise and whether or not such action is by or in the right of the Corporation or that other corporation, partnership, joint venture, trust or other enterprise with respect to which the Indemnitee serves or has served.

(b)
Despite anything to the contrary in subsection (a), the Corporation agrees to indemnify Indemnitee in a suit or proceeding initiated by the Indemnitee only if the Indemnitee acted with the authorization of the Corporation in initiating that suit or proceeding. However, an arbitration proceeding brought under Section 8 shall not be subject to this subsection (b).

(c)
Except as set forth in Section 5 (Advancement of Expenses), the specific amounts that were actually and reasonably incurred shall be indemnified by the Corporation in the amount submitted by the Indemnitee unless the Board of Directors (the “Board”) determines that the request is unreasonable or unlawful. If the Board so determines and the Board and the Indemnitee cannot agree, any disagreement they have shall be resolved by a decision of the arbitrator in an arbitration proceeding pursuant to Section 8. For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

3.  Burden of Proof. Indemnitee shall be presumed to be entitled to indemnification for any act or omission covered in Section 1 of this Agreement. The burden of proof of establishing that Indemnitee is not entitled to indemnification because of the failure to fulfill some requirement of Delaware law, the Corporation's charter, by-laws, or this Agreement shall be on the Corporation.

4.  Notice by Indemnitee. Indemnitee shall notify the Corporation in writing of any matter with respect to which Indemnitee intends to seek indemnification hereunder as soon as reasonably practicable following the receipt by Indemnitee of written threat thereof; provided, however, that failure to so notify the Corporation shall not constitute a waiver by Indemnitee of his rights hereunder.

5. Advancement of Expenses. In the event of any action, suit or proceeding against Indemnitee which may give rise to a right of indemnification from the Corporation pursuant to this Agreement, following written request to the Corporation by the Indemnitee, the Corporation shall advance to Indemnitee amounts to cover expenses incurred by Indemnitee in defending the action, suit or proceeding in advance of final disposition upon receipt of (i) an undertaking by or on behalf of the Indemnitee to repay the amount advanced in the event that it shall be ultimately determined in accordance with Section 3 of this Agreement that he is not entitled to indemnification by the Corporation, and (ii) satisfactory evidence as to the amount of such expenses. Indemnitee's written certification together with a copy of the statement paid or to be paid by Indemnitee shall constitute satisfactory evidence unless determined to the contrary in an arbitration proceeding conducted pursuant to Section 8 of this Agreement.

6. Non-Exclusivity of Right of Indemnification. The indemnification rights granted to Indemnitee under this Agreement shall not be deemed exclusive of, or in limitation of, any rights to which Indemnitee may be entitled under Delaware law, the Corporation's charter or By-laws, any other agreement, vote of stockholders or directors or otherwise.

7. Termination of Agreement and Survival of Right of Indemnification.
(a)	Subject to subparagraph (b) of this section, this Agreement shall terminate when the Indemnitee's term of office as a director ends.

(b)
The rights granted to Indemnitee hereunder shall continue after termination as provided in Section 1 and shall inure to the benefit of Indemnitee, his personal representative, heirs, executors, administrators and beneficiaries, and this Agreement shall be binding upon the Corporation, its successors and assigns.

8. Arbitration of all Disputes Concerning Entitlement. Any controversy or claim arising out of or relating to this Agreement including, without limitation, the Indemnitee's entitlement to indemnification under this Agreement, shall be settled by arbitration in the City of Chicago administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Interest on any judgment shall be assessed at a rate or rates the arbitrator considers just under the circumstances. If it is necessary or desirable for the Indemnitee to retain legal counsel or incur other costs and expenses in connection with enforcement of his rights under this Agreement, the Corporation shall pay his reasonable attorneys' fees and costs and expenses in connection with enforcement of his rights (including the enforcement of any arbitration award in court), regardless of the final outcome, unless the arbitrator determines that under the circumstances recovery by the Indemnitee of all or a part of any such fees and costs and expenses would be unjust.

9. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to its choice of law provisions.

10. Severability. If any provision of this Agreement is determined to be invalid or unenforceable, this invalidity or unenforceability shall not affect the validity or enforceability of any other provisions of this Agreement, and this Agreement shall be interpreted as though the invalid or unenforceable provision was not part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above stated.

BRUNSWICK CORPORATION    INDEMNITEE
By:
	Marschall I. Smith	[NAME]
	Vice President, General Counsel and Secretary	Director